Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

Flotek Industries, Inc. Announces Third Quarter

Results

HOUSTON, November 10 /PRNewswire-FirstCall/ - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today reported financial and operating results for the three and nine months ending September 30, 2010.

In the third quarter of 2010 Flotek revenue totaled $40.0 million, an increase from $31.2 million in the second quarter of 2010 and $23.8 million in the third quarter of 2009. The Company posted a net loss attributable to common shareholders of $2.4 million in the third quarter of 2010, an improvement compared to a loss of $7.4 million in the second quarter of 2010 and $23.9 million in the third quarter of 2009. On a per common share basis, Flotek lost $0.09 in the third quarter of 2010 compared to a loss of $0.28 in the second quarter of 2010 and $1.22 in the third quarter of 2009.

Flotek filed its quarterly report on Form 10-Q for the period ending September 30, 2010 with the U.S. Securities and Exchange Commission on Wednesday, November 10, 2010. A complete set of third quarter financial tables can be found in our quarterly report, which can also be accessed on Flotek’s website, www.flotekind.com.

“Flotek continued to make solid progress on many fronts in the third quarter, increasing revenues, cash flow and EBITDA and posting its first quarterly operating profit in nearly two years,” said John Chisholm, Flotek’s President. “The men and women of Flotek deserve to be congratulated on their focus, perseverance and dedication to re-engineering a financially stressed company struggling to regain its footing and positioning it to compete among the elite specialty oilfield service businesses. While plenty of work remains, Flotek is committed to fostering an environment that balances creativity with accountability as we continue to improve penetration in existing markets, enter new markets and focus on developing profitable solutions to new challenges facing an ever-changing exploration and production business. We are on-track to meet our goal of exiting 2010 with a positive operating income run-rate, due in large part to the talent and commitment of the Flotek team.”

Segment Results and Comparisons

Revenue for the three months ended September 30, 2010 was $40.0 million, an increase of $16.1 million, or 67.9%, compared to $23.8 million for the same period in 2009. The increase in revenue is attributable to increased activity across all segments. The period over period increase in Chemical and Logistics revenue of $7.2 million is attributable to recovery of previously granted product and service price reductions, increased international sales and increased demand for microemulsion products from new and existing customers. The favorable $6.9 million period over period increase in Drilling Products revenue is due to a $5.3 million increase in rental activity associated with a 38.6% increase in vertical rig count and an increase in product revenue of $1.4 million resulting from increased copper mining activity in response to rising copper prices. Drilling Products also realized a $1.0 million sale of drilling motors to a North American customer. The $2.0 million period over period increase in Artificial Lift revenue is attributable to contracting a significant new customer in July 2010 ($1.4 million) and increased product demand from existing customers ($0.4 million).

The consolidated gross margin for the three months ended September 30, 2010 increased $9.7 million, or 150.9%, as compared with the same period last year 2009. The gross margin as a percentage of sales revenue increased to 40.2% for the three months ended September 30, 2010 from 26.9% for the three months ended September 30, 2009. This favorable 13.3% variance was due primarily to increased product sales of 69.7% and increased rental revenue of 84.2%.

Chemical and Logistics revenue for the quarter ended September 30, 2010 was $18.2 million, an increase of $7.2 million, or 65.8%, compared to $10.9 million for the quarter ended September 30, 2009. The three month period over period increase in Chemical and Logistics revenue of $7.2 million is attributable to recovery of previously granted product and service price reductions, increased international sales and increased demand for microemulsion products from new and existing customers. Additionally, new products generated from the Company’s R&D activities continue to be favorably received by customers and prospects. The Company continued to see pressure on off-shore activity, especially in its logistics operations, a result of uncertainty surrounding future activity in the Gulf of Mexico. Segment income from operations was $6.0 million for the quarter ended September 30, 2010, an increase of approximately $2.5 million, or 70.5%, compared to $3.5 million for the quarter ended September 30, 2009, and as a percentage of revenue was relatively constant at 32.7% in the third quarter of 2010 as compared to 31.8% in the third quarter of 2009.

Drilling Products revenue for the quarter ended September 30, 2010 was $17.2 million, an increase of $6.9 million, or 67.5%, compared to $10.3 million for the quarter ended September 30, 2009. The favorable variance was attributable to increased rental activity of $5.3 million that was partially due to a 38.6% increase in vertical rig count in the third quarter of

2010 as compared to third quarter 2009 (517 for the third quarter of 2010 versus 373 for the third quarter of 2009). The $5.3 million increase, by location, was attributable to $2.7 million of Teledrift rental activity and $2.6 million of Spidle/Turbeco rental activity. Teledrift experienced approximately 300% growth in revenue in West Texas due to improved market conditions, improved marketing and sales efforts and above average lost-in-hole revenue. Improved sales across other locations were aided by the 38.6% increase in vertical rig count. Spidle/Turbeco benefited from increased motor rentals in both the Barnett and Bakken shales. Improved motor designs for specific basins resulted in improved pricing and run rates. An additional $1.4 million period-over-period increase was realized from increased domestic and international product sales to the copper mining industry. Increased copper mining activity is attributable to an escalation in the market price of copper. Segment income from operations was $2.3 million for the quarter ended September 30, 2010, an increase of $5.5 million, or 173.7%, as compared to a loss of $3.2 million for the quarter ended September 30, 2009. The increase was primarily attributable to increased revenue of $6.9 million (67.5%) offset by increased direct costs of $1.9 million (20.2%) and increased selling, general and administrative expenses of $0.4 million (14.1%). Management has forecast Drilling Products capital expenditures of $2.5 million in 2010; however, this amount may fluctuate contingent upon market demand and results of operations.

Artificial Lift revenue for the quarter ended September 30, 2010 was $4.6 million, an increase of $2.0 million, or 77.8%, as compared to $2.6 million for the quarter ended September 30, 2009. While acceleration in third quarter activity was seen in 2010 versus 2009, nine-month year-over-year comparisons are negative as described in our third quarter report filed with the Securities and Exchange Commission. The majority of Artificial Lift revenue is derived from Coal Bed Methane (“CBM”) drilling. CBM drilling activity is highly correlated to the price of natural gas. With anemic natural gas prices, Artificial Lift activity has remained subdued. Income from operations was $1.2 million for the quarter ended September 30, 2010, an increase of $1.0 million compared to $.01 million for the same period in 2009. The favorable variance is a direct result of increased revenues offset by decreased cost containment in the quarter ended September 30, 2010 as compared to the same period in 2009.

Corporate Expenditures

As reported in the Company’s quarterly report for the period ending September 30, 2010, Flotek’s total SG&A expenses in the second quarter were $8.5 million, a decrease from approximately $13.2 million in the second quarter of 2010 but an increase from $7.3 million for the third quarter of 2009.

Flotek continues to make progress in creating a more efficient organization as the sequential decline in SG&A suggests. The increase in the year-over-year SG&A is the result of the timing and recognition of certain non-cash activities such as compensation expense combined with professional service fees related to pending class-action litigation and other legal, strategic and financial initiatives which are more thoroughly described in Flotek’s quarterly report filed with the Securities and Exchange Commission.

Notwithstanding additional legal costs related to the costs of litigation, Flotek continues to make progress on reducing outside professional fees. In the third quarter of 2010, professional fees were approximately $1.0 million, a reduction of $0.8 million, or approximately 44%, compared with the third quarter of 2009 and a reduction of 50% as compared with the second quarter levels of 2010.

“Flotek continues to focus on creating the most efficient operation for a dynamically growing company,” added Chisholm. “Our quest to reduce expenses and create more robust, profitable revenues continues. Every member of Flotek’s team – from our front-line colleagues in the field to management in Houston have been tasked to assure that every dollar spent stands in support of building long-term value for Flotek stakeholders. Over the course of the last three quarters we have worked hard to improve efficiency and productivity, which is beginning to show in both reduced expenses and improved margins. While a good start, we believe there is room to further improve productivity and efficiencies at Flotek.”

Operational Highlights

Flotek accomplished a number of key operational objectives in the third quarter in addition to sequential improvement in most key financial metrics.

The Company’s Chemicals and Logistics segment continues to improve as sales of both the flagship complex nano-fluids (including microemulsion) and traditional chemical products grew in the quarter. Flotek’s sales are benefiting from initiatives to reach key decision makers at exploration and production concerns that benefit most from our next generation surfactants.

International markets are beginning to provide increased revenue and profits in the Chemicals and Logistics segment. International revenues were 23% of total segment revenues in the third quarter, a 16% sequential increase. Our sales into Turkey exceeded our $750,000 projection for the quarter and, after completion of a successful high temperature fracturing job for our client, we expect sales to continue into the Turkish market. In addition, there are indications the customer will expand its relationship with Flotek to include additional cementing and drilling chemical orders.

The Company’s decision to develop applications for the liquids market is also yielding results. While still a relatively small business, revenues from sales of complex nano-fluids for fracturing of liquids wells have increased approximately 60% from January levels. In addition, early results from the use of Flotek surfactants in enhanced oil recovery applications have resulted in production improvements of up to 90% compared to wells in which Flotek surfactants were not used. Tests in West Texas, Louisiana and Mississippi have provided similar results. An early-adoption client of Flotek has, as a result of initial testing, committed to use Flotek surfactants in its ongoing CO2 flood projects.

“We are encouraged by both our international market penetration and the expansion of Flotek’s suite of specialty chemicals – traditionally focused on the natural gas markets – to the liquids markets and the resulting opportunities to expand our core client base,” added Chisholm. “We continue to vigorously pursue opportunities to expand our horizons, both geographically and technologically, and are talking to a number of potential clients and partners to expand our reach into international and liquids-rich markets.”

Also in the chemicals business, Flotek continues to position itself to proactively address environmental challenges in key, developing exploration regions such as the Appalachian Basin and the Marcellus Shale. Flotek believes the “environmentally friendly” nature of its microemulsion offerings provides opportunity to grow its business as the focus on environmental issues becomes more acute. In addition, during the quarter, Flotek successfully completed early field trials on its encapsulated products for fracture stimulation, an innovation the Company believes could be transformational in providing more environmentally friendly delivery systems for completion and production chemicals.

Growth in the Drilling Products segment was led by the Company’s Teledrift measurement-while-drilling products, which posted nearly 35% sequential revenue growth, on top of 28% sequential growth in the second quarter, when compared to first quarter results.

Growth in the Permian Basin and the Haynesville Shale play continue to lead the way with the Company’s Midland regional office (Permian) exceeding $1 million in sales in September. Teledrift also continues to beat previous performance records with the ProShot™ tool successfully working to 19,000 feet in a Vermillion Parish, Louisiana job.

After completing our first job for Saudi Aramco in the second quarter, Flotek received notification that its “long-form” contract had been signed and formal commercial relations with Saudi Aramco could commence. The Company has shipped additional equipment to Saudi Arabia in anticipation of steady work in the coming months. Additional international prospects are being developed, which the Company anticipates will provide future commercial opportunities.

“The resurgence of our downhole tool business, led by growth in Teledrift, is exciting for all of us at Flotek,” said Chisholm. “In the past ten months the Company – from directors to our field and technical staff – has worked hard to reengineer the tools business to reach profitability. While we still have significant work ahead of us to make sure the business is positioned appropriately for all points in the cycle, I am proud of the yeoman’s effort Steve Reeves, Randy

Merit and other members of the team have made to think creatively and return the tools business to a sustainable enterprise for Flotek. We expect meaningful contributions from Teledrift and other core components of the tools business in the quarters ahead.”

In addition to Teledrift, the Company’s downhole motors business made meaningful progress in the quarter thanks in part to significant growth in the liquids-rich Bakken and Niobrara plays. Demand has led to an increase in pricing power, which led to margin improvement in the segment.

Flotek’s Artificial Lift business, notwithstanding continued pressure on natural gas prices, experienced a sequential gain in revenue and a greater than 10% sequential increase in field operating profit. As indicated in the Company’s second quarter earnings release, Flotek began a new contract with a major CBM operator in the Powder River Basin in July, producing $400,000 in monthly revenue in the first month. For the third quarter, this new relationship resulted in approximately $1.4 million in revenue. In addition, another relatively new customer provided an additional $0.2 million in third-quarter revenue for the division.

Other Developments and Outlook

Flotek’s cash balance as of September 30, 2010 was approximately $7.0 million, compared to $5.3 million at the end of the second quarter of 2010 and $0.6 million at the end of the third quarter of 2009. Receivables collections accelerated subsequent to the end of the quarter and cash balances as of November 8, 2010 were approximately $10.6 million.

During the third quarter, Flotek received a federal income tax refund of approximately $7.2 million. The Company used a portion of this tax refund to pay income taxes for a Flotek subsidiary of approximately $700,000. In addition, under the terms of the Company’s agreement with its Senior Lenders, the Company used a portion of the proceeds from the tax refund to reduce the principal value of the Senior Secured Credit Facility by approximately $4.9 million. Flotek also made the semi-annual interest payment on its convertible notes of approximately $3 million.

In addition, under the terms of the credit facility, the Company made an additional principal payment of $250,000 on September 30, 2010. As a result, during the quarter, the Company reduced the principal balance of the credit facility to $34.9 million from the original principal balance of $40 million. In addition, positive EBITDA in the quarter will result in an additional principal payment of approximately $0.8 million toward Flotek’s senior debt to be made upon completion of the Company’s quarterly filings.

“We understand there is still meaningful effort required to restore Flotek’s balance sheet to premier health; however our focus on creating positive cash flow from every dollar of additional revenue is beginning to make a difference,” said Chisholm. “Our cash balance continues to grow, our collections continue to improve and our receivables continue to increase, all signs of a strengthening business and an improving balance sheet.”

As previously disclosed, the class action suit filed in August, 2009 in the United States District Court for the Southern District of Texas on behalf of purchasers of the Company’s common stock between May 2007 and January 2008, was dismissed by the Court on September 29, 2010. The plaintiffs did not file an appeal within the time period required, and absent a showing of good cause by the plaintiffs for failure to file this appeal, the time period for appeal of this dismissal has expired.

Also as previously disclosed, a shareholder derivative petition was filed in Texas State Court on September 17, 2010 by an individual claiming to be a shareholder of the Company. The petition named the Company as a nominal defendant and certain of the Company’s current and former officers, certain of the Company’s former directors and four of the Company’s current directors as defendants. The suit asserted claims for breach of fiduciary duty and other violations of law, and sought contribution and indemnification against the individual defendants. On November 5, 2010, the plaintiff filed a motion with the Court asking that the case be dismissed without prejudice. The Company believes that it is likely that the motion to dismiss the case will be granted by the Court. If dismissed pursuant to this motion, there would be no legal bar to the case being re-filed at a later time.

Fourth quarter activity appears to be continuing third quarter trends. The Company estimates that October revenue should be in excess of $14.5 million with growth across business segments. Early indications suggest November activity is firm, although holidays traditionally result in a moderation in oilfield activity and revenue. While the Company does not provide formal guidance, Flotek believes that stability and continued improvement in industry-wide fundamentals provide a positive environment for the Company’s continued financial improvement.

“Flotek has come a long way in the last year and we are proud of what we have accomplished while remaining focused on how we can continue to improve and achieve a positive operating income run rate by the end of 2010,” concluded Chisholm. “We will continue to focus on profitable revenue growth, expanding international opportunities through strategic alliances and re-crafting Flotek’s balance sheet. As we approach the homestretch of 2010 I again commend the Flotek team on its efforts and, at the same time, remind everyone involved in this journey that our work has only just begun. Our pledge remains to tirelessly search for ways to create value for Flotek’s stakeholders.”

Conference Call Information

Flotek will host a conference call on Thursday, November 11, 2010 at 7:30 a.m. Central Daylight Time to discuss its operating results for the three months ended September 30, 2010. To participate in the call, participants should dial 888-222-5602 approximately 5 minutes prior to the start of the call. The call can also be accessed from Flotek’s website at http://www.flotekind.com/.

About Flotek

Flotek manufactures and markets innovative specialty chemicals, downhole drilling and production equipment, and manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

The target ranges set forth in this Press Release as well as other statements contained herein constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to consummate proposed acquisitions and to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.